Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO Jo-Ann Stores, Inc. 330/656-2600 http://www.joann.com	Don Tomoff Vice President, Finance Jo-Ann Stores, Inc. 330/463-6815

JO-ANN STORES ANNOUNCES APRIL SALES RESULTS

HUDSON, OH – May 5, 2005 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that April net sales increased 8.0% to $131.5 million from $121.8 million in the same period last year. April same-store sales increased 4.1% compared to a same-store sales increase of 1.4% last year.

For the first quarter ended April 30, 2005, net sales increased 3.9% to $420.7 million from $404.9 million in the prior year. Same-store sales for the quarter increased 0.6% versus a 6.6% same-store sales increase last year.

On May 16, 2005, the Company will announce earnings for its first quarter of fiscal 2006. In conjunction with the first quarter earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 724 Jo-Ann Fabrics and Crafts traditional stores and 125 Jo-Ann superstores.